PROSPECTUS SUPPLEMENT (To Prospectus dated June 15, 2026)	Filed Pursuant to Rule 424(b)(5) Registration No. 333-296550

 NANOVIRICIDES, INC.

Up to $4,018,069 of Common Stock

This prospectus supplement relates to the issuance and sale of our common stock, par value $0.00001 per share (the “Common Stock”), having an aggregate offering price of up to $4,018,069, from time to time through or to D. Boral Capital LLC (“D. Boral”), acting as our sales agent or principal.

We have entered into an At Market Issuance Sales Agreement (the “Sales Agreement”), with D. Boral, dated July 17, 2026, relating to shares of our Common Stock offered pursuant to this prospectus supplement and the accompanying prospectus.

Sales of our Common Stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. D. Boral is not required to sell any specific amount of our Common Stock but will act as our sales agent and use commercially reasonable efforts to sell on our behalf the shares of Common Stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between D. Boral and us. There is no arrangement for funds to be received in escrow, trust or similar arrangement.

D. Boral will be entitled to compensation at a commission rate of 2% of the gross sales price per share on all sales of shares of Common Stock hereafter sold under the Sales Agreement. In connection with the sale of shares of our Common Stock on our behalf, D. Boral will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of D. Boral will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to D. Boral against certain civil liabilities, including liabilities under the Securities Act. See “Plan of Distribution” beginning on page S-11  regarding the compensation to be paid to D. Boral.

Our Common Stock is listed on the New York Stock Exchange American (“NYSE American”) under the symbol “NNVC.” As of July 10, 2026, the aggregate market value of our Common Stock held by non-affiliates, or the public float, pursuant to General Instruction I.B.6 of Form S-3 was approximately $41,583,701, which was calculated based on 22,356,829 shares of our Common Stock outstanding held by non-affiliates as of July 10, 2026 at a price of $1.86 per share, the closing sale price for our Common Stock on May 28, 2026. As of the date hereof, we have offered and sold approximately $9,843,165 of shares of our Common Stock pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in public primary offerings on Form S-3 with a value exceeding one-third of our public float (as defined by General Instruction I.B.6) in any 12-calendar month period so long as our public float remains below $75 million.

Investing in our Common Stock involves a high degree of risk. See the section entitled “Risk Factors” commencing on page S-6  of this prospectus supplement and page 3 of the accompanying base prospectus for a discussion of information that should be considered in connection with an investment in our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

D. Boral Capital LLC

The date of this prospectus supplement is July 17, 2026

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Each time we conduct an offering to sell securities under the accompanying base prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of securities being offered and the plan of distribution. This prospectus supplement describes the specific details regarding this offering and may add, update or change information contained in the accompanying base prospectus. The base prospectus, dated June 15, 2026, including the documents incorporated by reference therein, provides general information about us and our securities, some of which, such as the section entitled “Plan of Distribution,” may not apply to this offering. This prospectus supplement and the accompanying base prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not, and D. Boral is not, making offers to sell or solicitations to buy our Common Stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

If information in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference with an earlier date, you should rely on this prospectus supplement. This prospectus supplement, together with the base prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus and any free writing prospectus we have provided for use in connection with this offering, include all material information relating to this offering. We have not, and D. Boral has not, authorized anyone to provide you with different or additional information and you must not rely on any unauthorized information or representations. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus and any free writing prospectus we have provided for use in connection with this offering is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the accompanying base prospectus and the information and documents incorporated herein by reference herein and therein, as well as any free writing prospectus we have provided for use in connection with this offering, before making an investment decision. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus supplement and in the accompanying base prospectus.

This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed and incorporated by reference herein. See “Where You Can Find More Information” in this prospectus supplement. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying base prospectus contain and incorporate by reference certain market data and industry statistics and forecasts that are based on Company-sponsored studies, independent industry publications and other publicly available information. Although we believe these sources are reliable, estimates as they relate to projections involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying base prospectus and under similar headings in the documents incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

Unless the context otherwise indicates, references in this prospectus supplement to “NanoViricides, Inc.,” “NanoViricides,” “NNVC,” “the Company,” “we,” “our” and “us” refer to NanoViricides, Inc., a Delaware corporation.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein. This summary does not contain all of the information that you should consider before deciding to invest in our Common Stock. You should read this entire prospectus supplement and the accompanying base prospectus carefully, including the section entitled “Risk Factors” beginning on page S-6  of this prospectus supplement and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying base prospectus, before making an investment decision.

Our Company

NanoViricides, Inc. is a clinical stage nano-biopharmaceutical company specializing in the discovery, development, and commercialization of drugs to combat viral infections using its unique and novel nanomedicines technology platform. The Company’s platform is based on host-mimicry, and thereby has uniquely enabled development of broad-spectrum antiviral drugs that the viruses would be unable to escape, a critical unmet need in antiviral therapeutics. NanoViricides possesses its own facility that supports research and development and drug discovery, drug candidate optimization, cGMP-compliant drug substance manufacturing, cGMP-compliant manufacturing and packaging of drug products for human clinical trials, and early commercialization. The Company has several drugs in various stages of development.

Broad and Expanding Pipeline Based on the Nanoviricide Platform Technology – in Brief

Our powerful Nanoviricides Platform technology has enabled us to develop several drug candidates against a large number of different viruses that could be further improved into clinical drug candidates, thus building a very broad drug pipeline that may lead to exponential growth of the Company upon the approval of our first drug candidate. While our first drug candidate, NV-387, is now in human clinical trials, and another one, NV-HHV-1, is awaiting to go into the clinic, over the years we have developed more than ten drug candidates that, we believe, can be rapidly moved into the clinical stage, for nearly forty different antiviral drug development programs. Our progress to clinic is limited by our resources. We anticipate that once our first drug goes successfully through Phase I and Phase II clinical trials thereby proving our capabilities and our Nanoviricides Platform technology, the Company, assuming it acquires the necessary financings, could enter a phase of exponential growth and rapid clinical development of additional candidates thereby transforming the way viral infections are treated.

In the non-clinical studies leading to the Phase I clinical trial, NV-387 was found to be non-immunogenic, non-allergenic, non-mutagenic, as well as non-genotoxic. No adverse effects were reported in GLP Safety-Toxicology studies in multiple animal models including non-human primates (NHP, Cynomolgus monkeys). The NOAEL (No-Observed-Adverse-Events-Level) was 1,200 mg/Kg and MTD (Maximum Tolerable Dose) was 1,500 mg/Kg in rats, which are very high numbers (high is good).

NV-387 has completed a Phase I human clinical trial for safety and tolerability in healthy subjects that was sponsored by our licensee and collaborator in India, Karveer Meditech Private Limited (“KMPL”). This Phase I clinical trial of (i) NV-387 Oral Syrup and (ii) NV-387 Oral Gummies formulations to evaluate Safety and Tolerability in healthy human subjects was completed with the discharge and final visit of the last subject at the end of December, 2023. There were no reported adverse events, and there were no drop-outs in this clinical trial of 72 subjects. Thus, the drug NV-387, in both of the oral formulations studied, namely oral syrup and oral gummies (a soft solid form that dissolves in the mouth), is deemed to be safe and well tolerated and can be further advanced into Phase II clinical trials, as per communications with the Data Safety and Monitoring Board (DSMB) an independent expert review committee commissioned for this clinical trial. We are awaiting a final report of the clinical trial. This statement regarding safety and tolerability will be evaluated, after we submit the final Phase I report, by the regulatory agency.

The results of the Phase I clinical trial are consistent with our non-clinical findings.

Thus NV-387 is ready to be advanced into Phase II human clinical trials against the different antiviral indications within its antiviral activity spectrum.

Presently, our focus is on the two separate Phase II clinical trials for NV-387 for the treatment of (i) MPox Virus Infection, and (ii) Viral Acute and Severe-Acute Respiratory Infections (Viral ARI and SARI). We are preparing the clinical trial application for the Phase II MPox trial and we have already obtained preliminary approval from the regulatory ethics committee for the clinical protocol in the Democratic Republic of Congo (DRC). In addition, we have already developed a draft clinical protocol for the Phase II Viral ARI and SARI clinical trial that is now in planning stage.

We plan on further commercial development of NV-387 as a pediatric RSV treatment once additional resources to support the RSV clinical program become available. We plan on re-engaging our HerpeCide program and our HIV program when sufficient resources become available.

We also plan on further developing NV-387 for the treatment of smallpox as a biodefense application, via the US FDA “Animal Rule”. Our work in developing NV-387 for MPox is providing enabling datasets towards approval of NV-387 as a treatment for smallpox because both of these are orthopoxviruses. We are seeking non-dilutive funding for the development of NV-387 for smallpox, a bioterrorism threat.

Additionally, we believe that NV-387 may have effectiveness against many other viruses including viruses that do not have current treatments such as Henipaviruses (Hendra and Nipa viruses), filoviruses (Ebola and Marburg viruses), other hemorrhagic viruses of interest to the Department of Defense, among others. NV-387 mimics Sulfated Proteoglycans that more than 90% of human pathogenic viruses utilize as the first landing site in causing an infection. We plan on seeking collaborations with labs that can broadly test our drugs against multiple viruses as well as non-dilutive funding for such developments.

We also have several additional pre-clinical drug development programs including NV-HHV-1 and related candidates for Herpes Simplex Viruses (HSV-1 that causes cold sores, and HSV-2 that causes genital ulcers), NV-HIV-1 and related candidates for HIV/AIDS, other candidates for Influenza viruses and Dengue viruses, that we plan to advance further towards clinical drug candidates as they progress further when financial resources become available. Thus, we have a strong and broad pipeline that is expected to continue to result in highly effective drug candidates against a number of viral diseases.

We are now at the stage of clinically harnessing the development of Modality 1 and Modality 2 nanoviricides drugs. To recap, Modality 1 drugs mimic Attachment Receptors and possess a very broad spectrum of antiviral activity that includes a large number of different types of viruses. Modality 2 drugs mimic Cognate Receptors and possess a very strong antiviral activity against a set of specific types of viruses. In both cases, the targeted viruses are highly unlikely to escape the drug by evolving variants. NV-387, a Phase II-ready clinical stage drug candidate, is an example of Modality 1 nanoviricides, whereas NV-HHV-1 and NV+HHV-2 are examples of Modality 2 nanoviricides.NV-HHV-1 has completed IND-enabling studies as a Skin Cream for the treatment of Shingles.

We have also continued R&D on Modality 3 nanoviricide drugs that promise potential cures for non-latency viruses. As examples of this technology, NV-387-Rp and NV-387-Ribvp have shown strong effectiveness against Coronaviruses and RSV in animal models respectively, and are expected to be highly active against a number of other viruses based on the known activities of their components. We plan on developing these Modality 3 potential cures of a number of viral diseases after the Modality 1 and Modality 2 drugs.

Overall, since our founding, we have worked on development of approximately 40 different indications of different viral diseases in a number of drug development programs. In the process, we have built an extensive library of both the (i) Nanoviricides Platform know-how and (ii) the actual synthesized chemical drugs.

Our Common Stock is listed on the NYSE American under the symbol “NNVC.”

Our principal executive offices are located at 1 Controls Drive, Shelton, Connecticut 06484, and our phone number is (203) 937-6137.

Our website is www.nanoviricides.com. Information contained in, or accessible through, our website does not constitute part of this prospectus supplement and inclusions of our website address in this prospectus supplement are inactive textual references only.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” meaning that the market value of our Common Stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter or our annual revenue is less than $100.0 million during the most recent completed fiscal year and the market value of our Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. Accordingly, we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

The Offering

The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying base prospectus. For a more complete description of the terms of our Common Stock, see the description of our Common Stock in the accompanying base prospectus in the section, “The Securities We May Offer.”

Common Stock offered by us	Shares of our Common Stock, par value $0.00001 per share, having an aggregate offering price of up to $4,018,069.

Common Stock outstanding prior to this offering	22,982,816 shares of Common Stock outstanding as of July 10, 2026.

Common Stock to be outstanding after this offering	Up to 25,643,789 shares of Common Stock, assuming sales of 2,660,973 shares of our Common Stock in this offering at an assumed price of $1.51 per share, which was the closing price of our common stock on the NYSE American on July 10, 2026. The actual number of shares issued, if any, will vary depending on the sales price under this offering.

Manner of offering	In accordance with the terms of the Sales Agreement, under this prospectus supplement we may offer and sell Common Stock having an aggregate offering price of up to $4,018,069 from time to time through or to D. Boral, acting as our sales agent or principal. Sales of Common Stock, if any, under this prospectus supplement may be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act. See the section entitled “Plan of Distribution” on page S-11 of this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including but not limited to working capital, capital expenditures, research and development expenditures, clinical trial expenditures, as well as acquisitions and other strategic purposes. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Risk factors	Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and the other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.

NYSE American symbol	“NNVC”

The 22,982,816 shares of our Common Stock outstanding as of July 10, 2026 excludes the following:

•	3,214,477 shares of our Common Stock reserved for issuance pursuant to the conversion of 918,422 shares of Series A Preferred Stock;

•	7,147,720 shares of our Common Stock reserved for issuance upon exercise of outstanding warrants having a weighted average exercise price of $1.88; and

•	1,333,334 shares of our Common Stock underlying the exercise of the outstanding common warrants having an exercise price of $1.75.

We are a “smaller reporting company” under the federal securities laws and, as such, are subject to reduced public company reporting requirements. See “Prospectus Supplement Summary—Implications of Being a Smaller Reporting Company.”

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before purchasing our Common Stock, you should read and consider carefully the following risk factors and the risk factors included in our most recent Annual Report on Form 10-K filed with the SEC, any subsequent Quarterly Reports on Form 10-Q and any amendment or update to our risk factors reflected in subsequent filings with the SEC, as well as all other information contained and incorporated by reference in this prospectus supplement and the accompanying base prospectus, including our consolidated financial statements and the related notes. Each of these risk factors, either alone or taken together, could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our Common Stock. There may be additional risks that we do not presently know of or that we currently believe are immaterial, which could also impair our business and financial position. If any of the events described below were to occur, our financial condition, our ability to access capital resources, our results of operations and/or our future growth prospects could be materially and adversely affected and the market price of our Common Stock could decline. As a result, you could lose some or all of any investment you may make in our Common Stock.

Risks Related to This Offering

Future sales of substantial amounts of our Common Stock, or the possibility that such sales could occur, could adversely affect the market price of our Common Stock.

We cannot predict the effect, if any, that future issuances or sales of our securities including sales of shares of our Common Stock pursuant to the Sales Agreement or the availability of our securities for future issuance or sale, will have on the market price of our Common Stock. Issuances or sales of substantial amounts of our securities, including sales of our Common Stock pursuant to the Sales Agreement, or the perception that such issuances or sales might occur, could negatively impact the market price of our Common Stock and the terms upon which we may obtain additional equity financing in the future.

If you purchase our shares in this offering, you may incur immediate and substantial dilution in the book value of your shares.

The offering price per share in this offering may exceed the net tangible book value per share of our Common Stock. Assuming that an aggregate of 2,660,973 shares of our Common Stock is sold at a price of $1.51 per share pursuant to this prospectus supplement, which was the last reported sale price of our Common Stock on the NYSE American on July 10, 2026, we would receive aggregate gross proceeds of $4,018,069. After deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $0.99 per share, representing a difference between our as adjusted net tangible book value per share as of March 31, 2026 after giving effect to this offering and the assumed offering price. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

It is not possible to predict the actual number of shares of our Common Stock we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to D. Boral at any time throughout the term of the Sales Agreement. The number of shares of our Common Stock that are sold through D. Boral after delivering a placement notice will fluctuate based on a number of factors, including the market price of our Common Stock during the sales period, the limits we set with D. Boral in any applicable placement notice, and the demand for our Common Stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The Common Stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase Common Stock in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Our management will have broad discretion over the use of the net proceeds from this offering, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. We will retain broad discretion over the use of the net proceeds from the sale of the Common Stock offered hereby. See the section entitled “Use of Proceeds” below for a more detailed discussion. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds will be used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for the Company and cause the price of our Common Stock to decline.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of Common Stock or other securities convertible into or exchangeable for our shares of Common Stock that could result in further dilution to the investors purchasing our shares of Common Stock in this offering or result in downward pressure on the price of our Common Stock. We may sell our shares of Common Stock or other securities in any other offering at prices that are higher or lower than the prices paid by the investors in this offering, and the investors purchasing shares or other securities in the future could have rights superior to existing stockholders. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, our shares of Common Stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

Volatility in our Common Stock price may subject us to securities litigation.

The market for our Common Stock may have, when compared to seasoned issuers, significant price volatility and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents we have filed with the SEC that are incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, from time to time we or our representatives have made or will make forward-looking statements in various other filings that we make with the SEC or in other documents, including press releases or other similar announcements. Forward-looking statements concern our current plans, intentions, beliefs, expectations and statements of future economic performance. Statements containing terms such as “will,” “may,” “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate” and other phrases of similar meaning are considered to be forward-looking statements.

Forward-looking statements are based on our assumptions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those reflected in or implied by these forward-looking statements. Factors that might cause actual results to differ include, among others, those set forth under “Risk Factors” in this prospectus supplement and those discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and in our future periodic reports filed with the SEC, all of which are incorporated by reference herein. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this prospectus supplement, the accompanying base prospectus or the documents we have filed with the SEC that are incorporated by reference herein and therein, which reflect management’s views and opinions only as of their respective dates. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements, except to the extent required by applicable securities laws. You are advised, however, to consult any additional disclosures we have made or will make in the filings we make with the SEC, including reports on Forms 10-K, 10-Q and 8-K. All subsequent forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus supplement, the accompanying base prospectus or any related issuer free writing prospectus.

USE OF PROCEEDS

We may issue and sell shares of Common Stock having aggregate sales proceeds of up to $4,018,069 from time to time, before deducting sales agent commissions and expenses. We are not guaranteed to receive any particular amount of proceeds from this offering. The amount of proceeds we receive from this offering, if any, will depend upon the amount of Common Stock sold and the market price at which it is sold. We expect to use the net proceeds from the sale of our Common Stock offered under this prospectus supplement and the accompanying prospectus for general corporate purposes, including but not limited to working capital, capital expenditures, research and development expenditures, and clinical trial expenditures, although we have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DILUTION

If you invest in our Common Stock in this offering you will experience dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our Common Stock immediately after this offering. Our historical net tangible book value as of March 31, 2026, was approximately $8,841,378, or $0.41 per share of our Common Stock. Net tangible book value per share as of March 31, 2026, is equal to our total tangible assets minus total liabilities, all divided by the number of shares of Common Stock outstanding as of March 31, 2026.

After giving effect to the sale of our Common Stock in the aggregate amount of $4,018,069 at an assumed offering price of $1.51 per share, the last reported sale price of our Common Stock on the NYSE American on July 10, 2026, and after deducting estimated offering commissions and expenses payable by us, our net tangible book value as of March 31, 2026, would have been approximately $12,654,068 or $0.52 per share of Common Stock. This represents an immediate increase in the net tangible book value of approximately $0.11 per share of Common Stock as a result of this offering and immediate dilution of approximately $0.99 per share to new investors. The following table illustrates this per share dilution:

Offering price per share	$		1.51
Net tangible book value per share as of March 31, 2026		$0.41
Increase in net tangible book value per share attributable to this offering		$0.11
As adjusted net tangible book value per share as of March 31, 2026 after giving effect to this offering		0.52
Dilution per share to investors purchasing shares in this offering	$		0.99

The number of shares of our Common Stock shown above is based on 22,982,816 shares outstanding as of July 10, 2026, and excludes:

•	3,214,477 shares of our Common Stock reserved for issuance pursuant to the conversion of 918,422 shares of Series A Preferred Stock;

•	7,147,720 shares of our Common Stock reserved for issuance upon exercise of outstanding warrants having a weighted average exercise price of $1.88; and

•	1,333,334 shares of our Common Stock reserved for issuance upon exercise of outstanding common warrants having an exercise price of $1.75

We are a “smaller reporting company” under the federal securities laws and, as such, are subject to reduced public company reporting requirements. See “Prospectus Supplement Summary—Implications of Being a Smaller Reporting Company.”

The above illustration of dilution per share to investors participating in this offering assumes no conversion of outstanding shares of preferred stock and no exercise of outstanding warrants to purchase shares of our Common Stock. The conversion of outstanding shares of preferred stock or exercise warrants having a conversion price per share or exercise price per share that is less than the offering price per share will increase dilution to investors in this offering.

PLAN OF DISTRIBUTION

We have entered into an At Market Issuance Sales Agreement with D. Boral, under which we may offer and sell shares of Common Stock from time to time through or to D. Boral acting as our sales agent or principal.

Sales of our shares of Common Stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the NYSE American or on any other existing trading market for shares of our Common Stock. If we and D. Boral agree on any method of distribution other than sales of shares of our Common Stock on or through the NYSE American or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

Each time we wish to issue and sell shares of Common Stock under the Sales Agreement, we will provide D. Boral with a placement notice including the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed D. Boral, unless D. Boral declines to accept the terms of such notice, D. Boral has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE American, to sell such shares up to the amount specified on such terms. The obligations of D. Boral under the Sales Agreement to sell our shares of Common Stock are subject to a number of conditions that we must meet.

Settlement for sales of shares of Common Stock between us and D. Boral, unless the parties agree otherwise, will occur on the first trading day, or the relevant standard settlement period then in effect, following the date on which any sales are made in return for payment of the net proceeds to us. Sales of our shares of Common Stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and D. Boral may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay D. Boral a commission equal to 2% of the gross sales price per share on all sales of shares of Common Stock sold under the Sales Agreement. Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of shares of Common Stock we sell through this prospectus supplement will be dependent, among other things, on market conditions and our capital raising requirements. Pursuant to the terms of the Sales Agreement, we have agreed to reimburse the D. Boral in the amount not to exceed $50,000 for its reasonable and documented out-of-pocket costs and expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel) incurred in connection with the execution of the Sales Agreement, and for the reasonable and documented out-of-pocket expenses related to quarterly maintenance of the Sales Agreement (including but not limited to the reasonable and documented fees and disbursements of its legal counsel) on a quarterly basis in an amount not to exceed $5,000 per quarter. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to D. Boral under the terms of the Sales Agreement, will be approximately $125,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares of Common Stock.

D. Boral will provide written confirmation to us before the open on the NYSE American on the day following each day on which our shares of Common Stock are sold under the Sales Agreement. Each confirmation will include the number of shares of Common Stock sold on such day, the volume-weighted average price of the Common Stock, the compensation payable by us to D. Boral with respect to such sales, and the net proceeds payable to us, with an itemization of the deductions made by D. Boral from the gross proceeds that it receives from such sales.

In connection with the sale of our shares of Common Stock on our behalf, D. Boral will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of D. Boral will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to D. Boral against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act.

D. Boral will not engage in any market making activities involving shares of our Common Stock while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, D. Boral will not engage in any transactions that stabilize shares of our Common Stock.

The offering of our shares of Common Stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of Common Stock subject to the Sales Agreement, and (ii) the termination of the Sales Agreement as permitted therein. We may terminate the Sales Agreement in our sole discretion at any time by giving five days’ prior notice to D. Boral. Further, D. Boral may terminate the Sales Agreement under the circumstances specified in the Sales Agreement and in its sole discretion at any time by giving five days’ prior notice to us.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. The Sales Agreement will be filed with the SEC and will be incorporated by reference into this prospectus supplement.

D. Boral and/or its affiliates have in the past engaged, and may in the future engage, in transactions with, and may perform, from time to time, investment banking and advisory services for us in the ordinary course of their business and for which it would receive customary fees and expenses. In addition, in the ordinary course of its business activities, D. Boral and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

This prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by D. Boral, and D. Boral may distribute the prospectus supplement and the accompanying base prospectus electronically.

LEGAL MATTERS

The validity of the issuance of the shares of our Common Stock offered by this prospectus supplement will be passed upon for us by Lucosky Brookman LLP, Woodbridge, New Jersey. Duane Morris LLP, New York, New York is acting as counsel for D. Boral in connection with this offering.

EXPERTS

The balance sheets of NanoViricides, Inc. as of June 30, 2025 and 2024, and the related statements of operations, changes in stockholders’ equity, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference and which report includes an explanatory paragraph about the existence of substantial doubt concerning the Company’s ability to continue as a going concern. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act that registers the securities offered hereby. The registration statement, including the exhibits and schedules attached thereto and the information incorporated by reference therein, contains additional relevant information about the securities and our Company, which we are allowed to omit from this prospectus supplement pursuant to the rules and regulations of the SEC. In addition, we file annual, quarterly and current reports and proxy statements and other information with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.nanoviricides.com. We have not incorporated by reference into this prospectus supplement the information on our website and it is not a part of this document.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information and reports we file with it. This means that we can disclose important information to you by referring to another document. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC automatically updates and supersedes this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus supplement, and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than filings or portions thereof, including exhibits, deemed to be furnished to the SEC pursuant to Item 9 or Item 12 of Form S-3) until we terminate the offering of these securities:

●	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed with the SEC on September 29, 2025;
●	The description of our Common Stock contained in our Registration Statement on Form 8-A filed on September 23, 2013, including any amendments or reports filed for the purpose of updating that description;
●	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2026, December 31, 2025, and September 30, 2025, filed with the SEC on May 15, 2026, February 17, 2026, and November 14, 2025, respectively; and
●	Our Current Reports on Form 8-K filed with the SEC on October 1, 2025, November 14, 2025, November 26, 2025, May 20, 2026, and May 21, 2026.

To the extent that any statement in this prospectus supplement is inconsistent with any statement that is incorporated by reference and that was made on or before the date of this prospectus supplement, the statement in this prospectus supplement shall supersede such incorporated statement. The incorporated statement shall not be deemed, except as modified or superseded, to constitute a part of this prospectus supplement or the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to our various filings made with the SEC.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement, including exhibits which are specifically incorporated by reference into such documents. You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

NanoViricides, Inc. 1 Controls Drive Shelton, Connecticut 06484 Telephone: (203) 937-6137 Attn: Anil Diwan

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not a solicitation of an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Preliminary Prospectus Subject to completion, Dated June 5, 2026

$50,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may offer and sell from time to time shares of our common stock, par value $0.00001 per share (our “Common Stock”), shares of our preferred stock, par value $0.00001 per share (our “Preferred Stock”), debt securities, warrants, rights, and units that include any of these securities. The Preferred Stock or warrants may be convertible into or exercisable for shares of our Common Stock or shares of our Preferred Stock or other of our securities registered hereunder. The debt securities may be convertible into or exchangeable for shares of our Common Stock or shares of our Preferred Stock. Our Common Stock is listed on the New York Stock Exchange American (the “NYSE American”) and trades under the symbol “NNVC.”

We may offer and sell these securities to or through one or more underwriters, dealers, and agents, or directly to purchasers, on a continuous or delayed basis.

The aggregate market value of our outstanding Common Stock held by non-affiliates was approximately $35,500,000, based on approximately 22,982,000 shares of outstanding Common Stock as of June 4, 2026, of which approximately 626,000 shares were held by affiliates, and based on the closing sale price of our Common Stock of $1.59 on June 2, 2026.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

See the “Risk Factors” section of this prospectus on page 3, our filings with the SEC, and the applicable prospectus supplement for certain risks that you should consider before investing in our securities.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities nor passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June    , 2026.

i

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a Registration Statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings in amounts that we will determine from time to time, up to a total dollar amount of $50,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities described in this prospectus we will provide a prospectus supplement, incorporate information or document by reference into this prospectus or a related free writing prospectus or use other offering materials, as applicable, containing more specific information about the terms of the securities that are then being offered. We may also authorize one or more related free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities. This prospectus, together with applicable prospectus supplements, any information or document incorporated by reference, and any related free writing prospectus or other offering materials, as applicable, we file with the SEC, includes all material information relating to these offerings and securities. We may also add, update, or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we incorporate by reference into this prospectus, including, without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information or document incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement, and any related free writing prospectus or other offering materials, as applicable, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

You should rely only on the information we have provided in, or incorporated by reference into, this prospectus, any applicable prospectus supplement, and any related free writing prospectus or other offering materials, as applicable. We have not authorized anyone to provide you with different information. No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus, or other offering materials, as applicable.

Neither the delivery of this prospectus nor any sale made under it implies that there has not been any change in our business or affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement, any related free writing prospectus, or other offering materials, as applicable, is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, any related free writing prospectus, or other offering materials, as applicable, or any sale of a security.

The Registration Statement containing this prospectus, including exhibits to the Registration Statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the SEC that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the SEC. The Registration Statement and other reports can be read at the SEC Internet site or at the SEC offices mentioned under the heading “Available Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein; but, reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Available Information.”

1

AVAILABLE INFORMATION

We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act with respect to the securities covered by this prospectus. This prospectus, which is a part of that Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the Registration Statement and the exhibits filed with the Registration Statement. A copy of the Registration Statement and the exhibits filed with the Registration Statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, we file periodic reports, proxy statements, and other information with the SEC. Such periodic reports, proxy statements, and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.nanoviricides.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed with the SEC on September 29, 2025;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2026, December 31, 2025, and September 30, 2025, filed with the SEC on May 15, 2026, February 17, 2026, and November 14, 2025, respectively;

•	Our Current Reports on Form 8-K filed with the SEC on October 1, 2025, November 14, 2025, and November 26, 2025, May 20, 2026, and May 21, 2026;

•	The description of our common stock contained in our Registration Statement on Form 8-A filed on September 23, 2013, including any amendments or reports filed for the purpose of updating that description.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after (i) the date of the initial Registration Statement and prior to effectiveness of the Registration Statement and (ii) the date of this prospectus and before the termination or completion of this offering, shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.” Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Written or telephone requests should be directed to NanoViricides, Inc., 1 Controls Drive, Shelton, Connecticut 06484, Attention: Corporate Secretary; telephone: (203) 937-6137.

2

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents we incorporate by reference into it, contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the SEC. Such statements include, without limitation, statements regarding our expectations, hopes, or intentions regarding the future. Statements that are not historical fact are forward-looking statements. These forward looking statements can often be identified by their use of words such as “expect,” “believe,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “seek,” “estimate,” “should,” “will,” “may,” and “assume,” as well as variations of such words and similar expressions referring to the future. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act, and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.

The forward-looking statements contained in or incorporated by reference into this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve certain risks and uncertainties, many of which are beyond our control. If any of those risks and uncertainties materialize, actual results could differ materially from those discussed in any such forward-looking statement. Among the factors that could cause actual results to differ materially from those discussed in forward-looking statements are those discussed under the heading “Risk Factors” below, those discussed under the heading “Risk Factors” and in other sections of our Annual Report on Form 10-K for the year ended June 30, 2025, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus. See “Available Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents.

All readers are cautioned that the forward-looking statements contained in this prospectus and in the documents incorporated by reference into this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements. All forward-looking statements in this prospectus and the documents incorporated by reference into it are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

RISK FACTORS

Investing in our securities involves significant risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in, or incorporated into, the applicable prospectus supplement, any related free writing prospectus, or other offering materials, as applicable, and under similar headings in the other documents that are incorporated by reference herein or therein. Each of the referenced risks and uncertainties could adversely affect our business, operating results, and financial condition, as well as adversely affect the value of an investment in our securities. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

3

BUSINESS

General

ABOUT NANOVIRICIDES, INC.

This summary highlights selected information and does not contain all the information that is important to you. You should carefully read this prospectus, any applicable prospectus supplement and the documents we have referred you to in “Incorporation of Certain Documents by Reference” on page 9 of this prospectus for information about us and our financial statements as well as “Where You Can Find More Information” on page 21.

Except where the context otherwise requires, the terms “we,” “us,” “our,” “the Company,” or “NanoViricides” refer to NanoViricides, Inc.

OUR BUSINESS

We are a clinical stage company with our first drug ready to enter Phase II human clinical efficacy trial, having successfully completed Phase Ia/Ib human clinical safety and tolerability trial. Based on our nanoviricides™ platform technology, we also have several additional drug candidates in various stages of pre-clinical development, including IND-filing stage and late stage IND-enabling non-clinical studies. We have no customers, products or revenues to date, and may never achieve revenues or profitable operations.

We are engaged in developing a class of drugs, that we call nanoviricides™, using a platform technology based on the application of nanomedicine technologies to the complex issues of viral diseases. This approach enables rapid development of effective new drugs against a number of different viruses, that the viruses are highly unlikely to escape even as they evolve rapidly in the field, solving an important problem in attacking viruses. The virus evolution is known to generate viruses that escape the traditional antiviral approaches vaccines, antibodies and small chemical drugs.

Broad and Expanding Pipeline Based on the Nanoviricide Platform Technology – in Brief

Our powerful Nanoviricides Platform technology has enabled us to develop several drug candidates against a large number of different viruses that could be further improved into clinical drug candidates, thus building a very broad drug pipeline that may lead to exponential growth of the Company upon the approval of our first drug candidate. While our first drug candidate, NV-387, is now in human clinical trials, and another one, NV-HHV-1, is awaiting to go into the clinic, over the years we have developed more than ten drug candidates that, we believe, can be rapidly moved into the clinical stage, for nearly forty different antiviral drug development programs. Our progress to clinic is limited by our resources. We anticipate that once our first drug goes successfully through Phase I and Phase II clinical trials thereby proving our capabilities and our Nanoviricides Platform technology, the Company, assuming it acquires the necessary financings, could enter a phase of exponential growth and rapid clinical development of additional candidates thereby transforming the way viral infections are treated.

In the non-clinical studies leading to the Phase I clinical trial, NV-387 was found to be non-immunogenic, non-allergenic, non-mutagenic, as well as non-genotoxic. No adverse effects were reported in GLP Safety-Toxicology studies in multiple animal models including non-human primates (NHP, Cynomolgus monkeys). The NOAEL (No-Observed-Adverse-Events-Level) was 1,200 mg/Kg and MTD (Maximum Tolerable Dose) was 1,500 mg/Kg in rats, which are very high numbers (high is good).

NV-387 has completed a Phase I human clinical trial for safety and tolerability in healthy subjects that was sponsored by our licensee and collaborator in India, Karveer Meditech Private Limited (“KMPL”). This Phase I clinical trial of (i) NV-387 Oral Syrup and (ii) NV-387 Oral Gummies formulations to evaluate Safety and Tolerability in healthy human subjects was completed with the discharge and final visit of the last subject at the end of December, 2023. There were no reported adverse events, and there were no drop-outs in this clinical trial of 72 subjects. Thus, the drug NV-387, in both of the oral formulations studied, namely oral syrup and oral gummies (a soft solid form that dissolves in the mouth), is deemed to be safe and well tolerated and can be further advanced into Phase II clinical trials, as per communications with the Data Safety and Monitoring Board (DSMB) an independent expert review committee commissioned for this clinical trial. We are awaiting a final report of the clinical trial. This statement regarding safety and tolerability will be evaluated, after we submit the final Phase I report, by the regulatory agency.

4

The results of the Phase I clinical trial are consistent with our non-clinical findings.

Thus NV-387 is ready to be advanced into Phase II human clinical trials against the different antiviral indications within its antiviral activity spectrum.

Presently, our focus is on the two separate Phase II clinical trials for NV-387 for the treatment of (i) MPox Virus Infection, and (ii) Viral Acute and Severe-Acute Respiratory Infections (Viral ARI and SARI). We are preparing the clinical trial application for the Phase II MPox trial and we have already obtained preliminary approval from the regulatory ethics committee for the clinical protocol in the Democratic Republic of Congo (DRC). In addition, we have already developed a draft clinical protocol for the Phase II Viral ARI and SARI clinical trial that is now in planning stage.

We plan on further commercial development of NV-387 as a pediatric RSV treatment once additional resources to support the RSV clinical program become available. We plan on re-engaging our HerpeCide program and our HIV program when sufficient resources become available.

We also plan on further developing NV-387 for the treatment of smallpox as a biodefense application, via the US FDA “Animal Rule”. Our work in developing NV-387 for MPox is providing enabling datasets towards approval of NV-387 as a treatment for smallpox because both of these are orthopoxviruses. We are seeking non-dilutive funding for the development of NV-387 for smallpox, a bioterrorism threat.

Additionally, we believe that NV-387 may have effectiveness against many other viruses including viruses that do not have current treatments such as Henipaviruses (Hendra and Nipa viruses), filoviruses (Ebola and Marburg viruses), other hemorrhagic viruses of interest to the Department of Defense, among others. NV-387 mimics Sulfated Proteoglycans that more than 90% of human pathogenic viruses utilize as the first landing site in causing an infection. We plan on seeking collaborations with labs that can broadly test our drugs against multiple viruses as well as non-dilutive funding for such developments.

We also have several additional pre-clinical drug development programs including NV-HHV-1 and related candidates for Herpes Simplex Viruses (HSV-1 that causes cold sores, and HSV-2 that causes genital ulcers), NV-HIV-1 and related candidates for HIV/AIDS, other candidates for Influenza viruses and Dengue viruses, that we plan to advance further towards clinical drug candidates as they progress further when financial resources become available. Thus, we have a strong and broad pipeline that is expected to continue to result in highly effective drug candidates against a number of viral diseases.

We are now at the stage of clinically harnessing the development of Modality 1 and Modality 2 nanoviricides drugs. To recap, Modality 1 drugs mimic Attachment Receptors and possess a very broad spectrum of antiviral activity that includes a large number of different types of viruses. Modality 2 drugs mimic Cognate Receptors and possess a very strong antiviral activity against a set of specific types of viruses. In both cases, the targeted viruses are highly unlikely to escape the drug by evolving variants. NV-387, a Phase II-ready clinical stage drug candidate, is an example of Modality 1 nanoviricides, whereas NV-HHV-1 and NV+HHV-2 are examples of Modality 2 nanoviricides.NV-HHV-1 has completed IND-enabling studies as a Skin Cream for the treatment of Shingles.

We have also continued R&D on Modality 3 nanoviricide drugs that promise potential cures for non-latency viruses. As examples of this technology, NV-387-Rp and NV-387-Ribvp have shown strong effectiveness against Coronaviruses and RSV in animal models respectively, and are expected to be highly active against a number of other viruses based on the known activities of their components. We plan on developing these Modality 3 potential cures of a number of viral diseases after the Modality 1 and Modality 2 drugs.

Overall, since our founding, we have worked on development of approximately 40 different indications of different viral diseases in a number of drug development programs. In the process, we have built an extensive library of both the (i) Nanoviricides Platform know-how and (ii) the actual synthesized chemical drugs.

5

Company Information

Our principal executive offices are located at 1 Controls Drive, Shelton, Connecticut 06484. Our telephone number is 203-937-6137. You may also contact us or obtain additional information through our internet website address at www.nanoviricides.com or by emailing us at info@nanovoricides.com. Information contained on our website is not incorporated into this prospectus and is not a part of this prospectus.

Description of Property

The Company’s principal executive offices are located at 1 Controls Drive, Shelton, CT, and include approximately 18,000 square feet of office, laboratory, and cGMP-capable drug manufacturing space. These facilities are fully owned by the Company, and not subject to any mortgage or debt.

We subcontract the laboratory research and development work to TheraCour, pursuant to the License Agreement with TheraCour. The work is performed in our own laboratory facility in Shelton, CT. Management believes that the space is sufficient for the Company to monitor the developmental progress at its subcontractors.

Legal Proceedings

From time to time, we are subject to various legal proceedings arising in the ordinary course of business, including proceedings for which we have insurance coverage. There are no pending legal proceedings against the Company to the best of the Company’s knowledge as of the date hereof and to the Company’s knowledge no action, suit or proceeding has been threatened against the Company that we believe will have a material adverse effect to our business, financial position, results of operations, or liquidity.

6

DESCRIPTION OF SECURITIES WE MAY OFFER

We may issue from time to time, in one or more offerings the following securities:

•	shares of Common Stock;

•	shares of Preferred Stock, which may be convertible into shares of Common Stock;

•	debt securities, which may be senior or subordinated and may be convertible into or exchangeable for shares of Common Stock or shares of Preferred Stock;

•	warrants exercisable for debt securities, shares of Common Stock, or shares of Preferred Stock;

•	rights to purchase any of such securities; and

•	units composed of our debt securities, shares of Common Stock, shares of Preferred Stock, and warrants, in any combination.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See “Available Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents.

The terms of any particular offering, the initial offering price, and the net proceeds to us will be contained in the prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, relating to such offering.

7

DESCRIPTION OF CAPITAL STOCK

The following description summarizes important terms of the classes of our capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and our bylaws, which have been filed as exhibits to the registration statement of which this prospectus forms a part.

General

Our authorized capital stock consists of 150,000,000 shares of Common Stock, par value $0.00001 per share, and 10,000,000 shares of Preferred Stock, par value $0.00001 per share, of which 10,000,000 shares are designated as Series A Preferred Stock, par value of $0.00001 per share (our “Series A Preferred Stock”).

As of June 4, 2026, we had 22,982,816 shares of our Common Stock issued and outstanding and 918,422 shares of our Series A Preferred Stock issued and outstanding.

The authorized and unissued shares of Common Stock and Preferred Stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may then be listed. Unless approval of our stockholders is so required, our Board of Directors (our “Board”) does not currently intend to seek stockholder approval for the issuance and sale of our Common Stock.

All of our issued and outstanding shares of our capital stock are fully paid and non-assessable.

Common Stock

Voting, Dividend, and Liquidation Rights

Each holder of common stock is entitled to one vote for each share held on all matters submitted to a vote of the stockholders.

Subject to the rights of the holders of any preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available for dividends. We have never declared or paid cash dividends on our common stock.

Other Rights

In the event of a liquidation, dissolution or winding up of us, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference, if any, of any then outstanding preferred stock. Holders of our common stock are not entitled to preemptive rights and have no subscription, redemption or conversion privileges. All outstanding shares of common stock are, and all shares of common stock issued by us in an offering under this prospectus and the applicable prospectus supplement will be, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which our board of directors may designate and that we may issue in one or more offerings under this prospectus or at other times in the future.

Transfer Agent and Registrar

Our transfer agent and registrar for our common stock is Equiniti Trust Company, 28 Liberty Street, 53rd Floor, New York, NY 10005.

8

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue up to 10,000,000 shares of preferred stock in one or more series, with such designations, preferences and relative, participating, option and other special rights, qualifications, limitations or restrictions as determined by our board of directors, without any further vote or action by our stockholders, including dividend rights, conversion rights, voting rights, redemption rights and terms of redemption and liquidation preferences.

On February 15, 2010, our board had designated an aggregate of 10,000,000 split-adjusted shares of Series A Preferred Stock. As of June 4, 2026, 918,422 shares of Series A Preferred Stock are issued or outstanding and no other shares of preferred stock are issued and outstanding.

Our board may fix the number of shares constituting any series and the designations of these series by adopting a certificate of designation relating to each series. The prospectus supplement relating to each series will specify the terms of the preferred stock, including:

•	the number of shares we are offering;
•	the offering price for those shares;
•	the maximum number of shares in the series and the distinctive designation thereof;
•	the terms on which dividends will be paid, if any;
•	the terms on which the shares will be redeemed, if at all;
•	the liquidation preference, if any;
•	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;
•	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of capital stock;
•	the voting rights, if any, on the shares of the series;
•	any securities exchange or market on which the shares will be listed; and
•	any other preferences and relative, participating, operation or other special rights or qualifications, limitations or restrictions of the shares

You should also refer to the applicable certificate of designation for complete information about the terms, preferences and rights related to a particular series of our preferred stock, which we will incorporate as an exhibit to the registration statement of which this prospectus is a part. The prospectus supplement will contain a description of United States federal income tax consequences relating to the preferred stock, to the extent applicable.

Our issuance of preferred stock may have the effect of delaying or preventing a change in control. Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Series A Convertible Preferred Stock

The Series A Preferred Stock is convertible, solely upon a “change of control,” into shares of our Common Stock at the rate of three and one-half shares of Common Stock per share of Series A converted. For the purposes of conversion of the Series A, change of control is defined as (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 40% of the voting securities of the Company (other than by means of conversion or exercise of the Series A Preferred Stock and the Securities issued together with the Series A Preferred Stock), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 60% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its Intellectual Property to another Person and the stockholders of the Company prior to such transaction own less than 60% of the aggregate voting power of the acquiring entity immediately after the transaction, or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (c) above. The Series A Preferred Stock votes at the rate of nine votes per share of Series A, together with the Common Stock, on all matters to which shareholders of the Company are entitled to vote. Holders of the Series A Preferred Stock are not entitled to receive dividends or any liquidation preference upon the liquidation, dissolution, or winding up of the Company.

9

DESCRIPTION OF DEBT SECURITIES

The debt securities that we may offer by this prospectus consist of notes, debentures, or other evidences of indebtedness. The debt securities may constitute either senior or subordinated debt securities, and in either case may be either secured or unsecured. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, with the required consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we may enter into with the trustee(s), however, we may issue debt securities not subject to the indenture provided such terms of debt securities are not otherwise required to be set forth in the indenture. The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

•	the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, any subordination provisions particular to the series of debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	whether the debt securities are senior debt securities or subordinated debt securities and applicable subordination provisions, if any;
•	whether the debt securities will be secured or unsecured;
•	if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities, such as an original issuance discount;
•	the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;
•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;
•	the place or places where the principal of and any premium or interest on the debt securities will be payable and where the debt securities may be surrendered for conversion or exchange;
•	whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;
•	if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;
•	any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;
•	the issuance of debt securities as registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice versa, and the circumstances under which any such exchanges, if permitted, may be made;
•	the denominations, which may be in United States Dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

10

•	whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;
•	if other than United States Dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or re-purchasable, as the case may be;
•	whether the debt securities may be issuable in tranches;
•	the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;
•	if other than the trustee under the indenture, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;
•	any deletions from, modifications of or additions to the events of default with respect to the debt securities or the right of the Trustee or the holders of the debt securities in connection with events of default;
•	any deletions from, modifications of or additions to the covenants with respect to the debt securities;
•	if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;
•	whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;
•	whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts, and the terms of any such option;
•	whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;
•	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor; and
•	any other material terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30 day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which the trustee and commercial banks are open for business in New York, New York.

Unless we inform you otherwise in a prospectus supplement, each series of our senior debt securities will rank equally in right of payment with all of our other unsubordinated debt. The subordinated debt securities will rank junior in right of payment and be subordinate to all of our unsubordinated debt.

Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may act as paying agent under the indenture.

The prospectus supplement will contain a description of United States federal income tax consequences relating to the debt securities, to the extent applicable.

11

Covenants

The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or our subsidiaries, if any, from incurring, issuing, assuming or guarantying any indebtedness or restricting us or our subsidiaries, if any, from paying dividends or acquiring any of our or its capital stock.

Consolidation, Merger and Transfer of Assets

The indenture permits a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets, provided that:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a United States jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;
•	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and
•	we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries, if any, own all of the outstanding capital stock.

Modification and Waiver

Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest;
•	a reduction in the principal amount of or interest on any debt securities;
•	an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;
•	a change in the currency in which any payment on the debt securities is payable;
•	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or
•	a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

•	waive compliance by us with certain restrictive provisions of the indenture; and
•	waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of or interest on any series of debt securities.

12

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

•	failure to pay interest on any debt security for 30 days after the payment is due;
•	failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;
•	failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and
•	certain events of bankruptcy, insolvency or reorganization.

Remedies Upon an Event of Default

If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

The indenture requires us to furnish to the trustee not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of or interest on any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or
•	exercising any trust or power conferred upon the trustee.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default;
•	the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;
•	the trustee has not started such proceeding within 60 days after receiving the request; and
•	no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of and interest on the debt security when due and to institute suit to enforce this payment.

13

Satisfaction and Discharge; Defeasance

Satisfaction and Discharge of Indenture. Unless otherwise indicated in the applicable prospectus supplement, if at any time,

•	we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same shall have become due and payable, or
•	we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture, or
•	all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms, are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities, then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for:
•	rights of registration of transfer and exchange, and our right of optional redemption;
•	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;
•	rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any;
•	the rights, obligations and immunities of the trustee under the indenture; and
•	the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Defeasance and Covenant Defeasance. Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

•	to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or
•	to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

Defeasance and Covenant Defeasance. Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

•	to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or
•	to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

•	we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and
•	we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for:

•	payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise),

14

•	the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions,
•	rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and
•	continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.

The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Securities

Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.

Governing Law

The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.

Regarding the Trustee

From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

DESCRIPTION OF WARRANTS

We may offer to sell warrants from time to time. If we do so, we will describe the specific terms of the warrants in a prospectus supplement. In particular, we may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may also issue warrants independently or together with other securities and the warrants may be attached to or separate from those securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

15

•	the currency for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreement and warrants may be modified;
•	certain United States federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific material terms, preferences, rights or limitations of or restrictions on the warrants.

Holders may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with other requested information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If a holder exercises fewer than all of the warrants represented by the warrant certificate, then we will issue a new warrant certificate for the remaining amount of warrants.

Holder will not have any of the rights of the holders of the securities purchasable upon the exercise of warrants until you exercise them. Accordingly, holder will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the securities you can purchase upon exercise of the warrants.

The information provided above is only a summary of the terms under which we may offer warrants for sale. Accordingly, investors must carefully review the applicable warrant agreement for more information about the specific terms and conditions of these warrants before investing in us. In addition, please carefully review the information provided in the applicable prospectus supplement, which contains additional information that is important for you to consider in evaluating an investment in our securities.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our debt securities, shares of our Common Stock, or shares of our Preferred Stock. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement that we will enter with a bank or trust company, as rights agent, all of which will be set forth in the relevant offering material. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

16

The following description is a summary of selected provisions relating to rights that we may offer. The summary is not complete. When rights are offered in the future, a prospectus supplement, information, or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the rights as described in a prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of rights in the applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials is subject to and is qualified in its entirety by reference to the rights agreement and the rights certificates. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the Registration Statement of which this prospectus is a part on or before the time we issue a series of rights. See “Available Information” and “Incorporation of Certain Documents by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials may describe:

•	in the case of a distribution of rights to our stockholders, the date of determining the stockholders entitled to the rights distribution;

•	in the case of a distribution of rights to our stockholders, the number of rights issued or to be issued to each stockholder;

•	the exercise price payable for the underlying debt securities, shares of our Common Stock or shares of our Preferred Stock upon the exercise of the rights;

•	the number and terms of the underlying debt securities, shares of our Common Stock or shares of our Preferred Stock that may be purchased per each right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•	any other terms of the rights, including, but not limited to, the terms, procedures, conditions, and limitations relating to the exchange and exercise of the rights.

The provisions described in this section, as well as those described under “—Description of Debt Securities” and “—Description of Capital Stock” above, will apply, as applicable, to any rights we offer.

DESCRIPTION OF UNITS

General

We may issue units composed of (i) our debt securities, (ii) shares of our Common Stock, (iii) shares of our Preferred Stock, (iv) warrants to purchase our debt securities, shares of our Common Stock, or shares of our Preferred Stock, or any combination of these securities, and (v) rights to purchase our debt securities, shares of our Common Stock, or shares of our Preferred Stock in any combination. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

17

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information, or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file these documents with the SEC for incorporation by reference into this prospectus, as applicable. See “Available Information” and “Incorporation of Certain Information by Reference” for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Capital Stock” and “Description of Warrants,” will apply to each unit and to each security included in each unit, respectively.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, we intend to use the net proceeds from the sale of securities for general corporate purposes, which may include capital expenditures, working capital and general and administrative expenses.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents, directly to one or more purchasers, through a rights offering, or otherwise. We will describe the terms of the offering of the securities in a prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, including:

•	the name or names of any underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

18

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, are underwriters of the securities offered thereby.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on the NYSE American or any other organized market on which the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices, or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus or other offering materials, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

19

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price, or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus, and the applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters, and dealers may be entitled under agreements that may be entered into with us to indemnification against specified liabilities, including liabilities incurred under the Securities Act, or to contribution to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us, our subsidiaries, or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of Common Stock registered under the Registration Statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our Common Stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our Common Stock to engage in market-making activities with respect to our Common Stock. These restrictions may affect the marketability of our Common Stock and the ability of any person or entity to engage in market-making activities with respect to our Common Stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the price of the offered securities. If any such activities occur, they will be described in the applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

All securities we offer other than shares of Common Stock will be new issues of securities with no established trading market. Any underwriters may make a market in these securities but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

20

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Lucosky Brookman LLP, will provide opinions regarding the validity of any securities offered by this prospectus. The legality of the securities for any underwriters, dealers, or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement.

EXPERTS

The balance sheets of NanoViricides, Inc. as of June 30, 2025 and 2024, and the related statements of operations, changes in stockholders’ equity, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference and which report includes an explanatory paragraph about the existence of substantial doubt concerning the Company’s ability to continue as a going concern. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. The Securities and Exchange Commission maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements and other information regarding registrants that are filed electronically with the Securities and Exchange Commission.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website at www.nanoviricides.com.

21

NANOVIRICIDES, INC.

Up to $4,018,069 of Common Stock

PROSPECTUS SUPPLEMENT

D. Boral Capital LLC

July 17, 2026